Exhibit 4.18

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of September 10, 2007, among GLOBAL CROSSING LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), certain subsidiaries of the Borrower, as guarantors (the “Guarantor Subsidiaries”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”). Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS the Borrower, the Administrative Agent, the lenders party thereto from time to time (the “Lenders”) and the Guarantor Subsidiaries are party to that certain CREDIT AND GUARANTY AGREEMENT, dated as of May 9, 2007 and amended as of June 1, 2007 (as so amended and as the same has been further amended, supplemented or otherwise modified to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Section 10.5(a) of the Credit Agreement, the Administrative Agent and the Borrower may enter into amendments to the Credit Agreement in order to cure any ambiguity, omission, defect or inconsistency therein so long as such amendment does not adversely affect the rights of any Lender;

WHEREAS, the parties hereto wish to amend the Credit Agreement pursuant to Section 10.5(a) thereof in order to (i) correct certain omissions relating to (x) the guarantee of the Guaranteed Obligations by certain Subsidiaries of the Borrower organized under the laws of the Federal Republic of Germany and the granting by such Subsidiaries of security interests in their assets, in each case on or about September 12, 2007 in accordance with the Post-Closing Collateral Requirement and (y) cash management systems required to be maintained by the Borrower and the Guarantor Subsidiaries with respect to certain Deposit Accounts and (ii) provide for the appointment Global Crossing North American Holdings, Inc., a corporation incorporated under the laws of the state Delaware, as agent for service of process in the United States for each Credit Party organized under the laws of a jurisdiction other than United States, any state or territory thereof or the District of Columbia;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Corresponding Debt” as defined in Section 9.10(b).

“German Security” as defined in Section 9.9(c).

“Parallel Debt” as defined in Section 9.10(b).

(b) Section 5.14(b) is hereby amended by inserting the following text at the end of said Section:

“Without limiting the generality of the foregoing, the Borrower and its Guarantor Subsidiaries shall maintain cash management arrangements with respect to all Deposit Accounts at any time established or maintained in the United States, any state or territory of the United States or the District of Columbia whereby the balances therein shall be swept daily into one or more Deposit Accounts in respect of which the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC), provided, however, that the Borrower and its Guarantor Subsidiaries shall not be required to comply with the requirements of this sentence with respect to Deposit Accounts containing balances in an aggregate amount not to exceed $750,000 at any time for all such accounts.”

(c) Section 9 of the Credit Agreement is hereby amended by inserting the following new subsections 9.9 and 9.10 at the end of said Section:

“9.9	Appointment of Collateral Agent Under German Law

(a) Without prejudice to the generality of Section 9.1, each Secured Party:

(i)	appoints the Collateral Agent to act as its Collateral Agent for the purposes of the German Security and to execute the German Security on its behalf, and

(ii)	irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the German Security, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any monies payable under the German Security.

(b) For the purposes of German Security the specific provisions set out in Sections 9.9(c) through (g), inclusive, shall prevail.

(c) With respect to German Security (where “German Security” means any security interest created under the Collateral Documents which are governed by German law), the Collateral Agent shall in case of German Security constituted by non-accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Parties.

(d) In case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, the Collateral Agent shall hold (with regard to its own rights under Section 9.10), administer and, as the case may be, enforce or release such German Security in the name and for and on behalf of the Secured Parties and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 9.10, but in each case for the account of the Secured Parties.

(e) For the purposes of performing its rights and obligations as Collateral Agent under any accessory (akzessorische) German Security, each Secured Party hereby authorises the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Burgerliches Gesetzbuch). At the request of the Collateral Agent, each Secured Party shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Secured Party hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Party’s behalf.

(f) The Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Secured Parties, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Party shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(g) Each Secured Party hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Party. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

9.10 German Parallel Debt Owed to the Collateral Agent.

(a) Each Credit Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Credit Party to any Secured Party under any Credit Document as and when those amounts are due for payment under the relevant Credit Document. For the purpose of German Security this shall constitute an abstract acknowledgement of indebtedness (abstraktes Schuldversprechen) within the meaning of sections 780 and 781 German Civil Code (Burgerliches Gesetzbuch).

(b) Each Credit Party and the Collateral Agent acknowledge that the obligations of each Credit Party under Section 9.10(a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Credit Party to any Secured Party under any Credit Document (its “Corresponding Debt”), nor shall the amounts for which each Credit Party is liable under Section 9.10(a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided that (i) the Parallel Debt of each Credit Party shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged and (ii) the Corresponding Debt of each Credit Party shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c) For the purpose of this Section 9.10, the Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The security interests granted under the Credit Documents to the Collateral Agent to secure the Parallel Debt are granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d) All monies received or recovered by the Collateral Agent pursuant to this Section 9.10, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security interest granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e) Without limiting or affecting the Collateral Agent’s rights against the Credit Parties (whether under this Section 9.10 or under any other provision of the Credit Documents), each Credit Party acknowledges that: (i) nothing in this Section 9.10 shall impose any obligation on the Collateral Agent to advance any sum to any Credit Party or otherwise under any Credit Document, except in its capacity as lender; and (2) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender.

(f) In addition, but without prejudice to the foregoing, the Collateral Agent shall be the joint creditor (together with the relevant Secured Party) of all obligations of each Credit Party towards each of the Secured Parties under the Credit Documents.”.

(d) Section 10.15 of the Credit Agreement is hereby amended by (i) deleting the text “(D)” appearing in said Section and inserting the text “(E)” in lieu thereof, (ii) deleting the text “(E)” appearing in said Section and inserting the text “(F)” in lieu thereof, (iii) deleting the text “CLAUSE (C)” appearing in clause (E) of said Section (as so designated pursuant to preceding clause (i)) and inserting the text “CLAUSES (C) AND/OR (D)” in lieu thereof and (iv) inserting the following text immediately after clause (C) of said Section:

“(D) IN THE CASE OF ANY CREDIT PARTY ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES,

ANY STATE OR TERRITORY OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA, IRREVOCABLY (AND WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE OF PROCESS PERMITTED UNDER ANY RELEVANT LAW) APPOINTS GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC. AS ITS AGENT FOR SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH PROCEEDING IN ANY SUCH COURT;”.

SECTION 2. Representations and Warranties. Each Credit Party represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) this Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor Subsidiary, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of each Credit Party set forth in the Credit Documents (i) that are qualified as to materiality or Material Adverse Effect are true and correct and (ii) that are not so qualified are true and correct in all material respects, in each case on and as of the Amendment No. 2 Effective Date (as defined below), other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct, or true and correct in all material respects, as the case may be, as of such earlier date; and

(c) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 3. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.15 AND 10.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment No. 2 Effective Date”) upon execution by the Administrative Agent of a counterpart hereof and receipt by the Administrative Agent of counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and each Guarantor Subsidiary.

SECTION 5. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower

or any other Credit Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Credit Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. After the date hereof, any reference in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 6. Counterparts; Amendment. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Guarantor Subsidiaries and the Administrative Agent.

SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.2 of the Credit Agreement.

SECTION 8. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL CROSSING LIMITED

By	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement

GLOBAL CROSSING HOLDINGS LIMITED

By:	/s/ Lorraine Dean
Name:	Lorrain Dean
Title:	Vice President

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement

GC IMPSAT HOLDINGS NEDER.LAND BV

By:	/s/ Bernard Keogh
Name:	Bernard Keogh
Title:	Director

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement

GLOBAL CROSSING (BIDCO) LIMITED

BY:	/s/ Bernard Keogh
Name:	Bernard Keogh
Title:	Director

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement

ALC COMMUNICATIONS CORPORATION

BUDGET CALL LONG DISTANCE, INC.

BUSINESS TELEMANAGEMENT, INC.

EQUAL ACCESS NETWORKS, LLC

GC MART LLC

GLOBAL CROSSING ADVANCED CARD’ SERVICES

GLOBAL CROSSING BANDWITH, INC.

GLOBAL CROSSING BILLING, INC.

GLOBAL CROSSING DEVELOPMENT CO.

GLOBAL CROSSING EMPLOYEE SERVICES INC.

GLOBAL CROSSING GOVERNMENT MARKETS USA, INC.

GLOBAL CROSSING HOLDINGS USA, LLC

GLOBAL CROSSING INTERNET DIAL-UP INC.

GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.

GLOBAL CROSSING LOCAL SERVICES, INC.

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

GLOBAL CROSSING TELEMANAGEMENT VA, LLC

GLOBAL CROSSING TELEMANAGEMENT, INC.

GLOBAL CROSSING USA INC.

GLOBAL CROSSING VENTURES, INC.

GT LANDING CORP.

GT LANDING II CORP.

MAC LANDING CORP.

OLD INTER EXCHANGE NETWORK, INC.

PAC LANDING CORP.

US CROSSING, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Vice President and Secretary

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Douglas Tansey
Name:	Douglas Tansey
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit and Guaranty Agreement